SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
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                                 FORM 8-K

                             CURRENT REPORT

      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                             June 27, 1997

                          ROYAL OAK MINES INC.
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           (Exact name of registrant as specified in its charter)

                      Commission File Number 1-4350

ONTARIO, CANADA                               98-0160821
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(State or other jurisdiction of               (I.R.S. Employer Identification
incorporation or organization)                No.)

c/o Royal Oak Mines (USA) Inc.
5501 Lakeview Drive
Kirkland,  Washington
U.S.A.                                        98033
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(Address of principal executive offices)      (Postal/Zip Code)

(425) 822-8992
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Registrant's telephone number, including
area code












Item 5.   Other Events

     On June 27, 1997, the Registrant issued the following press release:

[Royal Oak Mines Inc. Press Release Letterhead]




                       FOR IMMEDIATE RELEASE FROM KIRKLAND

                                  June 27, 1997




                 Royal Oak Receives Funds for Kemess Project on
                 Signing Formal Agreement with B.C. Government

Royal Oak Mines Inc. (TSE and AMEX: RYO) announced today that the Company and the provincial government of British Columbia have signed the formal agreement covering the terms and conditions of the compensation, investment and economic assistance package that the government undertook to provide for its appropriation of the Windy Craggy deposit and for financing infrastructure at the Kemess gold-copper project located in north central British Columbia.

As previously reported, the provincial government has already paid the sum of $29 million to a Royal Oak subsidiary under the Heads of Agreement.

In further fulfilment of the formal agreement, the provincial government paid an additional $18.8 million today and will continue to advance funds to Royal Oak and related entities in payment for invoices it has received.

Kemess is one of Canada's largest mining projects and will provide many long-term socio-economic benefits to the people of British Columbia.


For further information contact:            or in Europe contact:

Mr. J. Graham Eacott                        Mr. David Williamson
Vice President, Investor Relations          David Williamson Associates Limited
Royal Oak Mines                             International Investor Relations
5501 Lakeview Drive                         78 Old Broad Street, 2nd Floor
Kirkland, WA 98033                          London, England  EC2M 1QP

Telephone:     (425) 822-8992               Telephone:     011-44-171-628-3989
Facsimile:     (425) 822-3552               Facsimile:     011-44-171-920-0563










SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            ROYAL OAK MINES INC.


Date: June 27, 1997                         By: /s/ James H. Wood
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                                                James H. Wood
                                                Chief Financial Officer